Exhibit 99.1

MIDDLESEX WATER NAMES GREGORY SORENSEN

VICE PRESIDENT AND CHIEF OPERATING OFFICER

Iselin, NJ (November 26, 2024) -- Middlesex Water Company (Nasdaq:MSEX), a provider of water and wastewater and related services primarily in New Jersey and Delaware, today announced that Gregory Sorensen has been named as its Vice President and Chief Operating Officer, effective December 16, 2024, as part of ongoing strategic succession planning and organizational realignment efforts.

“The Board of Directors and our executive leadership team are pleased to welcome Gregory Sorensen to Middlesex Water. He brings deep utility experience, a strong commitment to safety and employee development, finance and regulatory and compliance management to his new role,” said Nadine Leslie, Middlesex Water President and Chief Executive Officer. “We look forward to his leadership in delivering the highest standards of service quality and environmental stewardship,” she added.

Sorensen was most recently President, West Region, Liberty Utilities where he oversaw operations across the U.S. and Chile and led a team of 800 professionals in delivering water, sewer, and electric service to approximately 200,000 customers in AZ, CA, and TX, and 240,000 customers in Chile. Sorensen had direct oversight for operations, engineering and finance and regulated utility revenue of over $400 million.

Reporting directly to the President and Chief Executive Officer, Sorensen will be responsible for the operational performance of the company and oversee multiple divisions with responsibility for Engineering and Operations functions including capital program planning and delivery, water and waste water operations, managing safety and security, environmental compliance, sustainability and growth initiatives.

“I am honored, in this new role, to be able to build upon the tradition of operational excellence of an industry leader like Middlesex Water Company. I look forward to continuing to drive Middlesex’s strong culture of prudent infrastructure investment, regulatory compliance, and commitment to safety to support our employees and enhance service to our customers and our communities,” said Sorensen.

About Middlesex Water Company

Established in 1897, Middlesex Water Company serves as a trusted provider of life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company and its subsidiaries form the Middlesex family of companies, which collectively serve a population of half a million people in New Jersey and Delaware. We offer a full range of water, wastewater utility and related services including municipal and industrial contract operations and water and wastewater system technical operations and maintenance. We are focused on meeting and balancing the needs of our employees, customers, and shareholders. We invest in our people, our infrastructure, and the communities we serve to support reliable and resilient utility services, economic growth, and quality of life.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost-containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Media Contacts:

Bernadette Sohler, Vice President, Corporate Affairs

Middlesex Water Company

bsohler@middlesexwater.com

Summer DeFEO, Director of Communications

Middlesex Water Company

sdefeo@middlesexwater.com